News Release

Medgenics Appoints Biopharmaceutical Industry Veteran Bill Gantz to its Board of Directors

MISGAV, Israel & SAN FRANCISCO--(BUSINESS WIRE)--Oct. 17, 2013-- Medgenics, Inc. (NYSE MKT:MDGN and AIM:MEDU, MEDG) (the “Company”), the developer of a novel technology for the sustained production and delivery of therapeutic proteins in patients using their own tissue, announces the appointment of Wilbur H. (Bill) Gantz to the Company’s Board of Directors effective October 16, 2013. With this appointment, the size of the Medgenics board increases to 10 directors.

Mr. Gantz is President of PathoCapital, an investor in healthcare companies. He previously served as Executive Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., which was sold to Lundbeck, AG in 2009, and as Chairman, Chief Executive Officer and President of PathoGenesis Corporation, a biopharmaceutical company that was sold to Chiron, Inc. in 2000. Prior to founding PathoGenesis, from 1987 to 1992 he served as President of Baxter International, Inc., a manufacturer and marketer of healthcare products. He joined Baxter in 1966 and held various management positions, including Vice President, Europe and President, International Division, prior to being named Executive Vice President and Chief Operating Officer in 1980.

“Bill is a prominent and highly regarded figure in the biopharmaceutical industry, and we are delighted to welcome him to our Board of Directors. He has demonstrated leadership at both global pharmaceutical companies as well as at a series of entrepreneurial biotechnology companies that he built and guided to success,” said Mike Cola, President and Chief Executive Officer of Medgenics. “Bill’s insights will be instrumental in guiding Medgenics as we advance our clinical development programs and build a successful biotechnology company.”

“I am delighted to be joining Medgenics at this important juncture in its clinical development,” said Mr. Gantz. “The Company’s novel, technology platform holds great potential to change the paradigm for therapeutic proteins across a number of chronic conditions. I look forward to working with the Medgenics team and my fellow directors to advance the development of this promising platform technology.”

Mr. Gantz is currently Executive Chairman, Naurex, Inc., a biotechnology company developing central nervous system therapeutics. He is a Vice Chairman of the Board of Trustees and Chair of the Committee on Science of the Field Museum of Natural History in Chicago. He is the former Chairman of the Board of Harris Financial Corporation and a former director of the Gillette Company, W.W. Grainger, Inc., Gambio, Inc. and Baxter International. He is a past trustee of Princeton University. Mr Gantz is 75 years old. In addition to the above, is a partner of Adam Street Partners, LLP and a director of Neurowave, Inc.

Mr. Gantz holds a BA degree from Princeton University, where he graduated cum laude, and an MBA from Harvard Business School.

In connection with Mr. Gantz’s appointment, the Compensation Committee of Medgenics’ Board of Directors granted Mr. Gantz an inducement award under the Company’s Stock Incentive Plan consisting of stock options covering up to 300,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a per share exercise price of $6.29, representing the closing price of the Company’s Common Stock on the date of the grant. These options have a five-year term, with 100,000 shares of Common Stock underlying such options vesting immediately and the remaining underlying shares vesting equally on October 16, 2014 and October 16, 2015, subject to his continuous service through each vesting date.

About Medgenics

Medgenics is developing and commercializing Biopump™, a proprietary tissue-based platform technology for the sustained production and delivery of therapeutic proteins using the patient’s own tissue for the treatment of a range of chronic diseases including anemia, hepatitis, among others. For more information, please visit www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company’s financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning, “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Source: Medgenics, Inc.

LHA

Anne Marie Fields, 212-838-3777

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@LHA_IR_PR

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